U.S. SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  | |

Check the appropriate box:

|X|  Preliminary Proxy Statement              | | Confidential, For Use of the
| |  Definitive Proxy Statement                   Commission Only (as permitted
| |  Definitive Additional Materials              by Rule 14a-6(e)(2))
| |  Soliciting Material Under ss.240.14a-12


                              EMERGING VISION, INC.
                (Name of Registrant as Specified in its Charter)
           ----------------------------------------------------------
    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
| |     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:__________________________________

        (2) Aggregate number of securities to which transaction applies:__________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how its was determined):__________________________

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| |     Fee paid previously with preliminary materials: ___________________

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        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              EMERGING VISION, INC.
                         100 Quentin Roosevelt Boulevard
                           Garden City, New York 11530

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held June 22, 2004

To the Shareholders of Emerging Vision, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Emerging Vision, Inc., a New York corporation ("EVI" or the "Company"), will be held at the offices of Greenberg Traurig, LLP, 885 3rd Avenue, 21st Floor, New York, New York 10022, on Tuesday, the 22nd day of June 2004, at 11:00 a.m. (local time), for the following purposes:

     (1) (a) to elect three (3) Class I Directors to the Company's Board of Directors to hold office until the 2005 Annual Meeting of Shareholders of the Company or until their respective successors shall be elected and have qualified; and

     (b) to elect three (3) Class II Directors to the Company's Board of Directors to hold office until the 2006 Annual Meeting of Shareholders of the Company or until their respective successors shall be elected and have qualified; and

     (2) to transact such other business as may properly come before the Meeting or any adjournment, adjournments, postponements or continuations thereof.

     A Proxy Statement explaining the matters to be acted upon at the Annual Meeting is enclosed. Please read it carefully.

     The Board of Directors has fixed the close of business on May 25, 2004 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting of Shareholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting; and each share of the Company's Senior Convertible Preferred Stock, par value $0.01 per share, is entitled to 133,333 votes on all matters presented at the Annual Meeting.


                                        By Order of the Executive Committee


                                        By: /s/ Christopher G. Payan
                                           ------------------------------
                                            Christopher G. Payan
                                            Secretary

May 24, 2004




     ALL HOLDERS OF THE COMPANY'S COMMON STOCK AND SENIOR CONVERTIBLE PREFERRED STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                              EMERGING VISION, INC.
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                            To be held June 22, 2004

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of record of Emerging Vision, Inc. ("EVI" or the "Company") as of May 25, 2004, in connection with the solicitation, by the Board of Directors of EVI (the "Board"), of proxies for the 2004 Annual Meeting of Shareholders to be held at the offices of Greenberg Traurig, LLP, 885 Third Avenue, 21st Floor, New York, New York 10022, on Tuesday, June 22, 2004, at 11:00 a.m. (local time), or at any and all adjournments, postponements and/or continuations thereof (the "Annual Meeting" or "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is annexed.

     The approximate date of mailing to Shareholders of the Notice of Annual Meeting, this Proxy Statement, the enclosed form of Proxy, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004, is ___ __, 2004.

                       OUTSTANDING STOCK AND VOTING RIGHTS

     The Board has fixed the close of business on May 25, 2004 as the record date for the determination of shareholders entitled to notice of the Annual Meeting, and only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), and Senior Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock" and, together with the Common Stock, hereinafter collectively referred to as the "Capital Stock"), on that date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, the Company had outstanding 69,486,260 shares of Common Stock, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Preferred Stock entitled to vote, on an "as if converted" basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 69,584,779 voting shares (collectively, the "Voting Shares").

     The presence, in person or by proxy, of the holders of shares that represent a majority of the votes entitled to be cast at the Annual Meeting, is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Any shares not voted in the election of directors (whether by abstention or otherwise) shall not be counted in the total vote and will not affect the election of directors. A plurality of the votes cast at the Annual Meeting is required for the election of directors. For all other matters to be considered at the Annual Meeting, the affirmative vote of a majority of the votes cast on the matter will be required for approval. Broker non-votes and abstentions will not be counted for purposes of determining the number of votes cast.

     If the enclosed Proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the shareholder signing it, either by delivering, via certified mail - return receipt requested, written notice of revocation to the Secretary of the Company, which notice must be received by 5:00 p.m. (local time) on Monday, June 21, 2004, at the Company's executive offices at 100 Quentin Roosevelt Blvd., Suite 508, Garden City, New York 11530, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and if no such instructions are indicated thereon, will be voted in favor of the nominees named below for election as directors. In their discretion, the Proxies are authorized to consider and vote upon such matters incident to the conduct of the Annual Meeting and upon such other business matters or proposals as may properly come before the Meeting that the Board did not know, within a reasonable period of time prior to this solicitation, would be presented at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

I.   Common Stock:

     The following table sets forth certain information, as of May 21, 2004, regarding the beneficial ownership of the Common Stock by: (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of EVI's Common Stock; (ii) each director of the Company;
(iii) each Named Executive Officer of the Company (as said term is defined under the caption "Executive Compensation" below); and (iv) all directors and executive officers of the Company as a group. The percentages in the "Percent of Class" column do not give effect to shares included in the "Beneficial Ownership" column as a result of the ownership of options or warrants. Unless otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares. The address of Benito R. Fernandez (on behalf of Horizons Investors Corp.) is 2830 Pitkin Avenue, Brooklyn, New York 11208. The address of Joel L. Gold is c/o Berry Shino Securities, 45 Broadway, New York, New York 10006. The address of Nicholas Shashati is c/o Sterling VisionCare, 9663 Tierra Grande Street, San Diego, California 92126. The address of all other persons listed below is 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530.

------------------------------------- ------------------------ --------------------
                Name                    Beneficial Ownership     Percent of Class
------------------------------------- ------------------------ --------------------
Christopher G. Payan  (a) (b)               1,262,500   (1)             1.7%
------------------------------------- ------------------------ --------------------
Myles S. Lewis (b)                            150,000   (2)               *
------------------------------------- ------------------------ --------------------
Samuel Z. Herskowitz (b)                      177,500   (3)               *
------------------------------------- ------------------------ --------------------
Dr. Nicholas Shashati (b)                     140,000   (4)               *
------------------------------------- ------------------------ --------------------
Dr. Alan Cohen (a)                          3,373,769   (5)             3.8%
------------------------------------- ------------------------ --------------------
Dr. Robert Cohen (a)                        2,886,887   (6)             3.1%
------------------------------------- ------------------------ --------------------
Horizons Investors Corp. (a)               23,926,531   (7)            34.1%
------------------------------------- ------------------------ --------------------
Joel L. Gold (a)                              221,500   (8)               *
------------------------------------- ------------------------ --------------------
All current directors and executive
 officers as a group                       32,138,687   (9)            43.0%
------------------------------------- ------------------------ --------------------

----------------------
*     less than 1%
(a)   Current director
(b)   Executive officer

     (1) This number includes the right to acquire 50,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

     (2) This number includes the right to acquire 50,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

     (3) This number includes the right to acquire 77,500 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

     (4) This number represents the right to acquire 140,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

     (5) This number includes the right to acquire 750,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes (i) the right to acquire 5,562,753 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006; and (ii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen, to which Dr. Cohen also disclaims beneficial ownership.

     (6) This number includes the right to acquire 750,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 4,293,729 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

     (7) This number represents shares of Common Stock owned by Horizons Investors Corp. ("Horizons"), a New York corporation principally owned by Mr. Fernandez, and includes the right to acquire 200,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 31,067,776 shares of Common Stock upon the exercise of outstanding warrants that are not exercisable until April 15, 2006.

     (8) This number includes 1,500 shares of Common Stock owned by Mr. Gold's children and the right to acquire 220,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes an additional 5,000 shares of Common Stock owned by Mr. Gold's wife, to which Mr. Gold disclaims beneficial ownership.

     (9) This number includes the right to acquire 2,237,500 shares of Common Stock upon the exercise of presently exercisable, outstanding options, but excludes the right to acquire 40,924,258 shares of Common Stock upon the exercise of warrants that are not exercisable until April 15, 2006. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 2,237,500 shares of Common Stock for which the Company's directors and executive officers, as a group, hold currently exercisable options and warrants, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.


II.   Senior Convertible Preferred Stock:

     In April 1998, the Company issued a series of its Preferred Stock, par value $0.01 per share (the "Senior Convertible Preferred Stock"), together with warrants (all of which expired in February 2001) to acquire shares of its Common Stock. Each share of Senior Convertible Preferred Stock had a liquidation preference of $100,000, and was originally convertible into Common Stock at a price of $5.00 per share. In December 1999, the conversion price was reduced to $0.75 per share for all of the remaining holders of Senior Convertible Preferred Stock.

     Set forth below is the name, address, stock ownership and voting power of the sole remaining owner of the Company's Senior Convertible Preferred Stock:

------------------------- ---------------- ----------------
           Name              Beneficial       Percent of
                             Ownership          Class
------------------------- ---------------- ----------------
Rita Folger
1257 East 24th Street
Brooklyn, NY 11210              0.74 (1)        100%
------------------------- ---------------- ----------------

     (1) These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof is entitled to cast that number of votes at any meeting of shareholders, voting together with the Common Stock.

Item 1.  ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     The number of directors constituting the entire Board is currently six (6). The directors of the Company are divided into two classes, designated as Class I and Class II, respectively. Directors of Class I will be elected at the Annual Meeting for an initial term of one year, and directors of Class II will be elected at the Annual Meeting for a term of two years, in each case until their respective successors are duly elected and qualified or their earlier resignation, removal from office, retirement or death. Following this Annual Meeting, all directors of Class I and II shall, upon the expiration of their respective then current term, or until their respective successors are duly elected and qualified or their earlier resignation, removal from office, retirement or death, be elected for a term of two years at the Annual Meeting of the Shareholders of EVI held in the year in which the term of such Class expires. Mr. Benito R. Fernandez and Mr. Christopher G. Payan presently serve as Class I Directors and are scheduled to hold office until the 2004 Annual Meeting of Shareholders. Drs. Robert and Alan Cohen, and Mr. Joel L. Gold, presently serve as Class II Directors and are scheduled to hold office until their respective successors are duly elected and qualified or their earlier resignation, removal from office, retirement or death.

Nominees for Director

     Six (6) directors are to be elected at the Meeting. The directors elected in Class I (Alan Cohen, Harvey Ross and Seymour G. Siegel) would serve until the Annual Meeting of Shareholders in 2005 and until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. The directors elected to Class II (Robert Cohen, Joel L. Gold and Christopher G. Payan) would serve until the Annual Meeting of Shareholders in 2006 and until their respective successors have been elected and has qualified, or until his earlier resignation, removal or death. Benito R. Fernandez, a current director, has not been nominated by the Board for election as director.

     The following sets forth the name, age and biography, as of May 21, 2004, of Harvey Ross and Seymour G. Siegel, who currently do not hold positions or offices with the Company:

     Harvey Ross, age 64, Chairman and Chief Executive Officer of Viva International Group, has in excess of thirty-five (35) years of experience in the optical industry. From 1974 through 1977, Mr. Ross served as President of Jan Optical, a retail distributor of optical frames. In 1978, Mr. Ross founded Viva International, a company he has grown into one of the world's largest and most successful manufacturers and distributors of fashion eyewear in the United States and abroad, which include offices in Australia, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Mexico, Spain and the United Kingdom. Viva's distribution of designer eyewear to more than 50 countries around the world, and throughout the U.S., include such brands as Guess, Tommy Hilfiger, Gant, Candies, Ellen Tracy, Harley Davidson, Bongo, Marc Ecko Scopes, Catherine Deneuve, Viva and Savvy. From 1989 through 2003 Mr. Ross also served as a director of several corporations including, from 1989 through 2003, Ashton Imports, a leading distributor of Luxury Eyewear. From 1994 through 2003, Mr. Ross served as a director of Vision Council of America, a national association for Vision Care and Education formed to assist frame and lens manufacturers and distributors. Mr. Ross also serves as an officer and director of several real estate investment companies.

     Seymour G. Siegel, age 61, is a certified public accountant and a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co., P.C., CPAs which merged into M.R. Weiser & Co., LLC where he was a senior partner. He formed Siegel Rich Inc. in 1994 which in April 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies, all public companies. Mr. Siegel currently serves on the a director and chairman of the audit committee of Hauppauge Digital, Inc. The Company anticipates that, upon election, Mr. Siegel will serve as the Chairman of its Audit Committee and will also be named its "audit committee financial expert".

     The names, ages and biographies of the other nominees (Alan Cohen, Robert Cohen, Joel L. Gold and Christopher G. Payan) are provided under the section entitled "Directors and Executive Officers of the Registrant."

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following three nominees as Class I
Directors: Alan Cohen, Seymour G. Siegel and Harvey Ross, and the following three nominees as Class II Directors: Robert Cohen, Joel L. Gold and Christopher
G. Payan. Each nominee for director has consented to serve on the Board and will be elected by a plurality of the votes cast at the Annual Meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed Proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board may select; however, at the present time, the Board knows of no reason why any nominee might be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN.


               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The current directors and executive officers of EVI, as of May 24, 2004, are as follows:

Name                      Age      Position
----                      ---      --------
Alan Cohen, O.D.           53      Chairman of the Board of Directors
Robert Cohen, O.D.         60      Director
Benito R. Fernandez        62      Director
Joel L. Gold               62      Director
Christopher G. Payan       29      Co-Chief Operating Officer, Chief Financial
                                   Officer, Senior Vice President, Secretary
                                   and Director
Samuel Z. Herskowitz       34      Co-Chief Operating Officer and Chief
                                   Marketing Officer
Myles Lewis                36      Co-Chief Operating Officer and Senior Vice
                                   President - Business Development
Dr. Nicholas Shashati      44      President - VisionCare of California,
                                   Inc. ("VCC")
Brian P. Alessi            28      Controller and Treasurer


     Dr. Alan Cohen has served as a director of the Company since its inception; and, as of May 31, 2002, became the Company's Chairman of the Board of Directors. He also served as Chief Operating Officer of the Company from 1992 until October 1995, when he became Vice Chairman of the Board of Directors, and as the Company's President, Chief Executive Officer and Chief Operating Officer from October 1998 through April 17, 2000, when he became President of the Company's retail optical store division, which position Dr. Cohen resigned from on January 9, 2001. Dr. Cohen, together with his brother, Dr. Robert Cohen, is the owner of Meadows Management, LLC ("Meadows"), which, until April 9, 2000, rendered consulting services to the Company. From 1974 to the present, Dr. Alan Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also been a director, principal shareholder and officer of Cohen Fashion Optical, Inc. and its affiliates ("CFO"), which currently maintains its principal offices in Garden City, New York. Since January 15, 2001, Dr. Cohen has served as President of General Vision Services, LLC ("GVS"), and, since October 2003, has served as an officer of Vision World, LLC ("Vision World"), each of which currently maintains its principal offices in New York City. Dr. Cohen and his brother, Dr. Robert Cohen, are also shareholders of CFO and members of GVS and Vision World. CFO and GVS each engage in, among other things, the operation (and, in the case of CFO, franchising) of retail optical stores similar to those operated and franchised by the Company. GVS and Vision World also administer third party benefit programs similar to those being administered by the Company. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1972, where he received a Doctor of Optometry degree.

     Dr. Robert Cohen served as Chairman of the Board of Directors of the Company from its inception through April 7, 2000, when he resigned as Chairman, but not as a director. He also served as Chief Executive Officer of the Company from its inception until October 1995. Dr. Cohen, together with his brother, Dr. Alan Cohen, is the owner of Meadows, which, until April 9, 2000, rendered consulting services to the Company. From 1968 to the present, Dr. Robert Cohen has been engaged in the retail and wholesale optical business. For more than 10 years, Dr. Cohen has also served as President and a director of CFO. Since January 15, 2001, Dr. Cohen has served as the Chief Executive Officer of GVS, and, since October 2003, has served as an officer of Vision World. Dr. Cohen and his brother, Dr. Alan Cohen, are also shareholders of CFO and members of GVS and Vision World. Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses. Dr. Cohen graduated from the Pennsylvania School of Optometry in 1968, where he received a Doctor of Optometry degree.

     Benito R. Fernandez was appointed as a director of the Company as of June 12, 2001. Since 1986, Mr. Fernandez has been the President of Horizons, located in Albany, New York, an entity which owns, develops and manages real estate properties, and which also acts as agent for various companies in the health field, as well as the President of Horizons Hotels Corp., located in San Juan, Puerto Rico, which owns and manages hotel properties. In addition, since 1980, Mr. Fernandez has been the President of the Brooklyn Manor Group, located in Brooklyn, New York, an entity which owns and manages a health care facility and acts as a consultant to various health related facilities; and, since 1973, has been the President of Typhoon Fence of L.I., Inc., the operator of a fence construction company located in Long Island, New York. Mr. Fernandez, who was a former member of the Federal Reserve Bank of New York Advisory Council of Small Business and Agriculture, graduated from the City University of the City of New York in 1966, where he received his B.A.. In 1999, he received The South Bronx Board of Trades and The Somos Uno Foundation Award for outstanding professional leadership in economic development; in 1995, he received the Bedford Stuyvesant Y.M.C.A. Man of the Year Award; and, in 1990, he received the New York State Puerto Rican/Hispanic Legislator Task Force Conference Center Award for
excellence in advancing business opportunities for Puerto Ricans and Latinos. Mr. Fernandez has not been nominated by the Board for election as a director.

     Joel L. Gold has served as a director of the Company since December 1995. He is currently Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment banking firm located in New York City. From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment banking firm also located in New York City. From September 1997 to January 1999, he served as a Senior Managing Director of
Interbank Capital Group, LLC, an investment banking firm also located in New York City. From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for the Company's initial public offering. Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995. From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. ("Bear Stearns"). For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc. He is currently a director, and serves on the Audit and Compensation Committees, of Geneva Financial Corp., a publicly held specialty, consumer finance company.

     Christopher G. Payan joined the Company as its Vice President of Finance in July 2001. In October 2001, he was appointed as its Senior Vice President, Chief Financial Officer, Secretary and Treasurer; and, on April 29, 2002, was appointed as one of its Chief Operating Officers. On March 24, 2004, Mr. Payan was appointed to the Company's board of directors and resigned as its Treasurer. From March 1995 through July 2001, Mr. Payan was employed by Arthur Andersen LLP, at the time, one of the world's largest professional services firms, where he provided various audit, accounting, operational consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan also serves on the boards of directors of Hauppauge Digital, Inc. and Newtek Business Services, Inc. Mr. Payan is a certified public accountant.

     Samuel Z. Herskowitz joined the Company in January 1996 and, effective April 29, 2002, was appointed as one of its Chief Operating Officers, as well as its Chief Marketing Officer. From 1996 to April 1997, Mr. Herskowitz served as the Director of Operations of EVI's then wholly-owned subsidiary, Insight Laser Centers, Inc. In April 1997, Mr. Herskowitz became responsible for the Company's corporate communications and, in January 1998, was appointed to the position of Director of Marketing and Advertising of the Company, in which position he served until April 1999, when he became the Company's Vice President - Marketing and Advertising. From 1993 to December 1996, Mr. Herskowitz was the Director of Public Relations for Rosenblum Eye Centers located in New York City. Mr. Herskowitz received a Masters in Business Administration from Baruch College of the City University of New York in May 1995.

     Myles S. Lewis joined the Company in October 1999 as its Vice President - Managed Care and, effective April 29, 2002, was appointed as one of the Company's Chief Operating Officers and its Senior Vice President - Business Development. From October 1998 to September 1999, Mr. Lewis served as Vice President of Managed Care for Vista Eyecare, Inc., located in Lawrenceville, Georgia, as well as President of ProCare Eye Exam, Inc., Vista's health maintenance organization located in the State of California. From January 1993 to September 1998, Mr. Lewis was employed by New West Eyeworks, located in Tempe, Arizona, in various executive capacities, including Vice President - Managed Care, President of Vista Eyecare Network, LLC, a managed care company owned by New West Eyeworks, and Director of Strategic Projects and Operations. Mr. Lewis graduated from Arizona State University in 1991, where he received a Bachelors of Science degree in Management.

     Dr. Nicholas Shashati has been the Director of Professional Services of the Company since July 1992 and, since March 1, 1998, the President of the Company's wholly owned subsidiary, VCC. Dr. Shashati earned a Doctor of Optometry degree from Pacific University of California in 1984, and received a Bachelor of Visual Science degree from Pacific University and a Bachelor of Science degree in Biology from San Diego State University. Dr. Shashati is licensed as an optometrist in the States of New York, California, Arizona and Oregon. He is
Chairperson for the Quality Assurance Committee of the Company, as well as a Practice Management Consultant.

     Brian P. Alessi joined the Company as its Assistant Controller in October 2001. In February 2002, he was appointed as its Controller, and on March 24, 2004 was appointed Treasurer of the Company. From December 1999 through October 2001, Mr. Alessi was employed by Arthur Andersen LLP, where he provided audit, accounting and consulting services to small and mid-sized companies in various industries. From August 1997 through December 1999, Mr. Alessi was employed by Yohalem Gillman & Company LLP, where he provided audit and accounting services to small and mid-sized private companies, and tax services to individuals. Mr. Alessi graduated from the University of Miami in 1997, where he received a Bachelors of Business Administration degree in Accounting.


                       Operation of the Board of Directors

     During the fiscal year ended December 31, 2003, the Board held one meeting in person, seven meetings telephonically, and acted by unanimous written consent one time. Each director attended at least 75% of the meetings held by the Board during the period in which such director served, including the meetings held by the Committees on which such director served.

Corporate Governance

     As an issuer subject to the periodic requirements of the Securities and Exchange Act of 1934, the Company also is subject to various of the requirements of the Sarbanes-Oxley Act of 2002 ("SOXA"). Although neither our Common Stock nor our Senior Convertible Preferred Stock presently is listed on a national securities exchange or a U.S. Inter-dealer quotation system of a registered national securities association, we are committed to establishing and maintaining high standards of corporate governance. Management accessibility and accountability, as well as frequent and transparent communication with our public shareholder base and the investor community, is a central theme of this standard. Accordingly, management intends to work closely with our proposed newly constituted Board to identify and implement, in 2004, appropriate enhancements and improvements to our corporate governance initiatives including, to the extent in the best interests of our public shareholders, identifying and adopting certain corporate governance programs, procedures and best practices as consistent as reasonably practicable with those of an Nasdaq-listed company.

     In the furtherance of the aforementioned, we intend to enhance the design and maintenance of internal controls, procedures and approval processes. We also intend to review and, where deemed appropriate, rewrite the charters of the Committees of the Board to implement corporate governance initiatives and best practices.

     In order to further ensure the proper corporate governance of the Company, the Company has long standing policies and procedures, and intends to implement even more stringent policies and procedures, regarding the consideration and approval of transactions with the officers, directors and significant shareholders of the Company and their affiliates, as well as with respect to the obligations of the directors, officers and significant shareholders relating to business opportunities in which the Company has a legitimate right and expectancy. See also "Certain Relationships and Related Transactions."

Director Independence Standards

     Currently, the sole member of the Board meeting the definition of "independence," as such term is defined in the listing standards of the Nasdaq Stock Market ("Nasdaq"), is Joel L. Gold. If so elected as a director, Seymour
G. Siegel and Harvey Ross would also meet this standard.

     Based on the aforementioned independence standard, the Board believes that Alan Cohen and Robert Cohen are not independent. As a result, as further discussed below, the Board anticipates replacing them on most of the committees of the Board in favor of Harvey Ross and Seymour G. Siegel. We intend that these independent members of the Board will hold regularly scheduled executive sessions at least twice a year at which only independent directors are present. Additionally, a publicly available Code of Conduct applicable to directors, officers and employees will be adopted in an endeavor to comply with the definitions of "Code of Ethics" provided in SOXA and the rules of the SEC adopted under SOXA.

Committees of the Board

     The current standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee and the Independent Committee. In addition, on June 10, 2003 and December 22, 2003, the Board established Special Independent Committees.

     The Executive Committee, whose members are currently Robert Cohen, Alan Cohen and Christopher G. Payan, is generally authorized to exercise the powers of the Board to the fullest extent permitted by applicable law. The Executive Committee did not meet during the year ended December 31, 2003.

     The Audit Committee, whose members currently are Joel L. Gold, Robert Cohen and Alan Cohen, recommends the selection of the Company's independent auditors, receives reports from such independent auditors on any material recommendations made to management, and reviews, with the auditors, any material questions or problems with respect to the accounting records, procedures or operations of the Company which have not been resolved to their satisfaction after having been brought to the attention of management. A copy of the Company's Audit Committee Charter, which we intend to amend for the Audit Committee's anticipated expanded role, is included herein as Annex A. The Audit Committee was established in December 1995, and during the year ended December 31, 2003 met two times telephonically. In the event that they are so elected as directors, the Board anticipates appointing Seymour G. Siegel and Harvey Ross to the Audit Committee in replacement of Alan Cohen and Robert Cohen so that all members of the Audit Committee would be "independent" in accordance with Nasdaq listing standards. It is also anticipated that Mr. Siegel would be identified as the Audit Committee's "financial expert," and that, in the future, the Audit Committee would be charged with the current responsibilities of the Independent Committee.

     Further, the Audit Committee intends to adopt a procedure for the Company's employees to submit good faith complaints, on a confidential basis, without fear of reprisals, regarding our accounting, internal accounting controls or auditing matters. These procedures would provide for the receipt, retention and treatment of such complaints. Complaints could relate, without limitation, to fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or in the recording and maintenance of our financial records; deficiencies or non-compliance with our internal accounting controls; or misrepresentations or false statements to or by a senior officer or accountant regarding our financial records or financial reports. The Audit Committee would acknowledge the receipt of any complaint, direct the review of the complaint and direct prompt and appropriate action when and as warranted in the judgment of the Audit Committee.

     The Compensation Committee, whose members are currently Alan Cohen, Robert Cohen and Joel L. Gold, administers EVI's 1995 Stock Incentive Plan and sets the salaries and bonuses of the executive officers of the Company. In the event that they are so elected as directors, the Board anticipates appointing Harvey Ross and Seymour G. Siegel to the Compensation Committee in replacement of Alan Cohen and Robert Cohen, so that all members of the Compensation Committee would be "independent" in accordance with Nasdaq listing standards. The Compensation Committee was established in December 1995 and, during the year ended December 31, 2003, met one time telephonically.

     The Independent Committee, whose members currently are Joel L. Gold, Benito
R. Fernandez and Christopher G. Payan, is generally authorized to review any transaction (or series of transactions) involving more than $10,000 in any single instance, or more than $50,000 in the aggregate (other than compensation matters which are determined by the Compensation Committee) between the Company and: (i) any of its directors, officers, principal shareholders and/or each of their respective affiliates; or (ii) any employee of, or consultant to, the Company who also renders services to CFO and/or GVS, retail optical companies owned, in part, by certain directors and shareholders of the Company, whether or not for compensation. As discussed above, in the event that they are so elected as directors, the Board anticipates appointing Seymour G. Siegel and Harvey Ross to the Audit Committee in replacement of Alan Cohen and Robert Cohen so that all members of the Audit Committee would be "independent" in accordance with Nasdaq listing standards. The authority of the Audit Committee could then be expanded to include the current responsibilities of the Independent Committee and the Independent Committee would be disbanded. The Independent Committee was established in December 1995 and, during the year ended December 31, 2003, met once telephonically.

     Special  Independent  Committees,  whose sole member was Joel L. Gold,  was established for the sole purposes of (i) evaluating the fairness and reasonableness of, and negotiating the terms of, the offer (the "Offer"), from Horizons Investors Corp., Drs. Robert and Alan Cohen, and certain of the Cohen family members, to acquire all of the outstanding capital stock of the Company, which Offer was made on June 5, 2003, and was subsequently withdrawn on November 6, 2003, and (ii) negotiating the terms of certain rescission and settlement transactions described in Note 14 of Item 8 of the Company's Annual Report of Form 10-K for the year ended December 31, 2003 (which has been delivered with this Proxy Statement). The Special Independent Committees that were established on June 10, 2003 and December 22, 2003, respectively, each acted one time by written consent during the year ended December 31, 2003.

     Nominating Committee. The Company presently does not have a Nominating Committee as nominations for directors are made together by the entire Board. When considering nominees for directorships, the Company reviews and considers such factors as industry experience, educational credentials and accreditations, standing and profile in the principal communities where the Company conducts business, experience as a public company director, diversity and other factors which management in its overall discretion reviews to determine that nominees are well-suited to serve the best interests of the Company and its shareholders. In the event that Harvey Ross and Seymour G. Siegel are so elected as directors, the Board anticipates establishing a Nominating Committee, to be governed by a charter, with its members being Joel L. Gold, Mr. Ross and Mr. Siegel. Thus all members of the Nominating Committee would be "independent" in accordance with Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

     In 2003, none of the members of our Compensation Committee had any interlocks or insider participation requiring disclosure pursuant to Item 402(j)(3).


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires EVI's executive officers and directors, and persons who own more than ten percent of a registered class of EVI's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent shareholders are required, by SEC regulation, to furnish EVI with copies of all
Section 16(a) forms they may file.

     Based solely on a review of the copies of such forms furnished to EVI, or written representations that no Forms 5 were required, EVI believes that, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Drs. Robert and Alan Cohen, and Horizons filed certain of their Forms 4 after the required deadlines.


Audit Committee Financial Expert

     Our Board of Directors has determined that the Audit Committee of the Board does not have an "audit committee financial expert," as that term is defined in
Item 401(h) of Regulation S-K. However, upon election, the Company intends to identify Seymour G. Siegel as its audit committee financial expert.


Compensation of Directors

     Directors who are not employees or executive officers of the Company receive $1,500 for each board meeting attended in person, $1,000 for each committee meeting attended in person, and $500 for each board or committee meeting attended telephonically. In the event that multiple meetings are held on the same day, directors will receive compensation for one meeting. Further, all directors are reimbursed for certain expenses in connection with their attendance at board and committee meetings.

     Other than with respect to the reimbursement of expenses, directors who are employees or executive officers of the Company will not receive additional compensation for serving as a director.

     On May 30, 2003, the Compensation Committee of the Board granted 100,000 stock options to each of the non-employee directors of the Company. The options have an exercise price of $0.05, a term of 10 years, and are immediately exercisable. None of these options have been exercised.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation, for the three years ended December 31, 2003, of each of the Company's four most highly compensated executive officers that were serving as executive officers of the Company and its subsidiaries as of December 31, 2003 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table

   ------------------------------------ --------- -------------------------------- ------------------ -----------------
                                                                                       Long-Term
                                                                                     Compensation
                                                                                      Securities
                                         Fiscal         Annual Compensation        Underlying Stock      All Other
       Name and Principal Position        Year             Salary Bonus                 Options         Compensation
   ------------------------------------ --------- -------------------------------- ------------------ -----------------
   Christopher G. Payan,                  2003      $175,000 (2)   $ 26,000 (4)       100,000 (5)       $  32,200 (8)
   Senior Vice President, Co-Chief        2002      $169,000 (2)   $      -           150,000 (6)       $   6,000 (9)
   Operating Officer, Chief Financial     2001      $ 57,000 (3)   $      -            50,000 (7)       $       -
   Officer, Secretary and Director (1)
   ------------------------------------ --------- -------------------------------- ------------------ -----------------
   Myles S. Lewis,                        2003      $156,000 (11)  $ 26,000 (4)       100,000 (13)      $   6,000 (14)
   Co-Chief Operating Officer and         2002      $156,000 (11)  $      -                 -           $   3,000 (14)
   Senior Vice President - Business       2001      $118,000 (12)  $      -            50,000 (7)       $   1,000 (15)
   Development (10)
   ------------------------------------ --------- -------------------------------- ------------------ -----------------
   Samuel Z. Herskowitz,                  2003      $125,000 (17)  $ 26,000 (4)       100,000 (13)      $  10,000 (18)
   Co-Chief Operating Officer and         2002      $125,000 (17)  $      -                 -           $  11,000 (18)
   Chief Marketing Officer (16)           2001      $110,000 (17)  $      -            37,500 (7)       $   8,000 (18)
   ------------------------------------ --------- -------------------------------- ------------------ -----------------
   Dr. Nicholas Shashati,                 2003      $102,000 (19)  $      -                 -           $  23,000 (20)
   President - VisionCare of              2002      $102,000 (19)  $      -                 -           $  24,000 (20)
   California                             2001      $102,000 (19)  $      -           100,000 (7)       $  24,000 (20)
   ==================================== ========= ================================ ================== =================

     (1) Mr. Payan became Vice President of Finance of the Company on July 16, 2001, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company in October 2001, and one of the Company's Chief Operating Officers on April 29, 2002. On March 24, 2004, Mr. Payan resigned as Treasurer and was appointed a director of the Company.
     (2) Represents salary paid to Mr. Payan. On May 3, 2004, effective January 1, 2004, the annual base compensation for Mr. Payan was increased to $275,000. See also "Employment Contracts."
     (3) Represents salary paid to Mr. Payan for the period from July 16, 2001 through December 31, 2001.
     (4) Represents bonus payable related to the year ended December 31, 2003.
     (5) All of these options were exercised on May 20, 2004.
     (6) All of these options were exercised in February 2003.
     (7) All of these options are fully vested and exercisable.
     (8) Represents car allowance payments made to Mr. Payan, along with the payment for certain additional services provided in connection with the Company's evaluation of an offer, during 2003, by certain of its directors and principal shareholders, and some of their immediate family members, to acquire all of the outstanding capital stock of the Company.
     (9) Represents car allowance payments made to Mr. Payan.
     (10) Mr. Lewis was originally employed as the President of the Company's Insight Managed Care Division for the period from October 12, 1999 through January 19, 2001, when he resigned from the Company. Mr. Lewis was rehired on April 30, 2001 as the Company's Vice President - Business Development. On April 29, 2002, Mr. Lewis became one of the Company's Chief Operating Officers and its Senior Vice President - Business Development.
     (11) Represents salary paid to Mr. Lewis. On May 3, 2004, effective January 1, 2004, the annual base compensation for Mr. Lewis was increased to $190,000.

     (12) Represents salary paid to Mr. Lewis for the period from January 1, 2001 through January 19, 2001 and for the period from April 30, 2001 through December 31, 2001.
     (13) All of these options were exercised in November 2003.
     (14) Represents car allowance payments made to Mr. Lewis.
     (15) Represents health insurance payments made on behalf of Mr. Lewis for the period from January 1, 2001 through January 19, 2001 and for the period from April 30, 2001 through December 31, 2001.
     (16) Mr. Herskowitz served as Director of Marketing and Advertising of the Company until January 2, 2001, when he became Vice President - Marketing and Advertising. On April 29, 2002, Mr. Herskowitz became one of the Company's Chief Operating Officers and its Chief Marketing Officer.
     (17) Represents salary paid to Mr. Herskowitz. On May 3, 2004, effective January 1, 2004, the annual base compensation for Mr. Herskowitz was increased to $190,000.
     (18) Represents car allowance payments made to Mr. Herskowitz.
     (19) Represents salary paid to Dr. Shashati by VCC.
     (20) Includes car allowance payments made to Dr. Shashati by VCC and additional salary paid to Dr. Shashati by the Company.


                        Option Grants in Last Fiscal Year

     On May 30, 2003, the Compensation Committee of the Board granted 100,000 stock options to each of the three Co-Chief Operating Officers of the Company. The options had an exercise price of $0.05, a term of 10 years, and were immediately exercisable. On November 11, 2003, November 13, 2003 and May 20, 2004, respectively, the Company's Co-Chief Operating Officers exercised the aforementioned 100,000 stock options granted to each of them.

     The following table sets forth information concerning the options granted, during 2003, to the Named Executive Officers of the Company:

--------------------------- ---------------- -------------- -------------- --------------- -----------------------------------
                                               % of Total                                    Potential Realizable Value of
                                Number of       Options                                      Assumed Annual Rates of Stock
                                 Shares        Granted to      Exercise                           Price Appreciation
                               Underlying     Employees in      Price        Expiration             for Option Term
           Name             Options Granted    Fiscal Year    Per Share          Date             5%               10%
--------------------------- ---------------- -------------- -------------- --------------- -----------------------------------
Christopher G. Payan            100,000          33.3%          $0.05        5/29/13 (1)        $3,000            $8,000
--------------------------- ---------------- -------------- -------------- --------------- ------------------ ----------------
Myles S. Lewis                  100,000          33.3%          $0.05       5/29/13 (2)         $3,000            $8,000
--------------------------- ---------------- -------------- -------------- --------------- ------------------ ----------------
Samuel Z. Herskowitz            100,000          33.3%          $0.05       5/29/13 (3)         $3,000            $8,000
--------------------------- ---------------- -------------- -------------- --------------- ------------------ ----------------

     (1) All options were exercised on May 20, 2004.
     (2) All options were exercised on November 11, 2003.
     (3) All options were exercised on November 13, 2003.

     Reference is made to Note 15 of Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (which has been delivered with this Proxy Statement) for more detailed information regarding the Company's equity compensation plans. The following provides certain information with respect to the Company's equity compensation plans as of December 31 2003:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (A)                          (B)                          (C)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                             Number of securities
                                Number of securities to be                                   available for future
                                  issued upon exercise of     Weighted-average exercise      issuance under equity
                                  outstanding options and       price of outstanding           compensation plan
        Plan Category                    warrants               options and warrants         (excludes securities
                                                                                            reflected in column (A)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Authorized by shareholders               4,605,635                      $3.69                      2,394,365
------------------------------- ---------------------------- ---------------------------- ----------------------------
Not authorized by shareholders          67,543,629                      $0.33                          -
------------------------------- ---------------------------- ---------------------------- ----------------------------


                 Aggregate Options Exercised in Last Fiscal Year
                        and Fiscal Year-End Option Values

---------------------------- ---------------- ------------ -------------------------------- -----------------------------------
                                                                 Number of Securities
                                 Shares          Value      Underlying Unexercised Options   Value of Unexercised In-the-Money
                               Acquired on      Realized            at FY-End (#)                 Options at FY-End ($)*
           Name                Exercise (#)       ($)         Exercisable/Unexercisable         Exercisable/Unexercisable
---------------------------- ---------------- ------------ -------------------------------- -----------------------------------
Christopher G. Payan             150,000       $      -             150,000/-0-                        $5,500/$0
---------------------------- ---------------- ------------ -------------------------------- -----------------------------------
Myles S. Lewis                   100,000       $ 19,000              50,000/-0-                            $0/$0
---------------------------- ---------------- ------------ -------------------------------- -----------------------------------
Samuel Z. Herskowitz             100,000       $ 18,000              67,500/-0-                            $0/$0
---------------------------- ---------------- ------------ -------------------------------- -----------------------------------
Dr. Nicholas Shashati                  -       $      -             140,000/-0-                            $0/$0
---------------------------- ---------------- ------------ -------------------------------- -----------------------------------

     * Based on the OTC Bulletin Board closing price for the last business day of the fiscal year ($0.105).

     The stock options granted to the Named Executive Officers have exercise prices as follows: Christopher G. Payan: 100,000 options at $0.05 (subsequently exercised on May 20, 2004), and 50,000 options at $0.26; Myles S. Lewis: 50,000 options at $0.33; Samuel Z. Herskowitz: 37,500 options at $0.33, 20,000 options at $6.31, and 10,000 options at $3.25; and Dr. Nicholas Shashati: 100,000 options at $0.33, 20,000 options at $6.31, 10,000 options at $3.25, and 10,000 options at $7.50.

                              Employment Contracts

     Effective February 11, 2002, the Company and Mr. Christopher G. Payan entered into a three-year employment agreement pursuant to which he was appointed as the Company's Senior Vice President, Co-Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer (Mr. Payan resigned as Treasurer only on March 24, 2004). Pursuant to the agreement, Mr. Payan is to be paid an annual base salary of $175,000 per year (which salary was adjusted by the Compensation Committee, in May 2004, to $275,000 per year), receives a monthly automobile allowance of $600, and is entitled to an annual bonus in an amount equal to 5% by which the earnings of the Company before interest, taxes, depreciation and amortization and certain other items, as defined, exceeds $2,000,000, in any year ending December 31st. In April 2004, Mr. Payan was paid a bonus of $26,000 related to the year ended December 31, 2003.

     In addition, pursuant to the terms of said agreement, Mr. Payan was granted 150,000 employee stock options, all of which were immediately vested (and which Mr. Payan subsequently exercised on February 20, 2003), and the 50,000 employee stock options granted to Mr. Payan on July 16, 2001 became immediately vested.

                          Stock Price Performance Graph

     The following graph shows the annual cumulative total shareholder return for the fiscal year ended December 31, 2003 based on an assumed investment of $100 on December 31, 1998. The Company's Common Stock began trading on the Nasdaq Stock Market on December 20, 1995 at a price of $7.50 per share, and, as of August 23, 2001, began trading on the OTC Bulletin Board. The graph compares the Company's performance with that of the S&P 500 Index and a peer group of its main competitors.


                                [OBJECT OMITTED]

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board has furnished the following report on executive compensation:


Philosophy

     The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding performance, seek to increase the profitability of the Company, and maximize the Company's return on equity so as to increase shareholder value. Maintaining competitive compensation levels in order to attract and retain executives who bring valuable experience and skills to the Company is also an important consideration. The Company's executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company's business objectives and performance targets, including increasing long-term shareholder value.

     The Compensation Committee of the Board is comprised of the following three directors: Alan Cohen, Robert Cohen and Joel L. Gold. Working with the Company, the Compensation Committee develops and implements compensation plans for the Company's executive officers.


Compensation Structure

     The Compensation Committee believes that it is in the best interests of the Company and its shareholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company.

     The annual cash compensation of most of the Company's executive officers consists primarily of an annual salary, a performance bonus and stock options. The Compensation Committee also has discretion to award discretionary bonuses to each of the executive officers.

     Non-cash compensation of executive officers consists of options granted under the Company's 1995 Stock Incentive Plan. These stock options produce value for executives only if the Company's stock price increases over the respective option exercise prices. Although there are no particular targets with respect to the number of options granted to an executive officer, in general, the higher the level of an executive's responsibility, the larger this stock-based component of such person's compensation will be. In addition, in determining the size of option awards for a particular executive officer, the Compensation Committee considers the amount of stock options awarded to other executive officers in a like position.

     The compensation of each executive officer (other than the Principal Executive Officer) is based on an annual review of such officer's performance by the Principal Executive Officer and his recommendations to the Compensation Committee; and the compensation of the Principal Executive Officer is determined by the Compensation Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he/she marshals resources and oversees the matters under his/her supervision, and the degree to which he/she has contributed to the accomplishment of major tasks that advance the Company's goals.


Executive Officer Compensation for 2003

     During the year ended December 31, 2003, each of Christopher G. Payan, the Company's Senior Vice President, Co-Chief Operating Officer and Chief Financial Officer and Secretary, Myles S. Lewis, its Senior Vice President - Business Development and Co-Chief Operating Officer, Samuel Z. Herskowitz, its Chief Marketing Officer and Co-Chief Operating Officer, and Brian P. Alessi, its
Controller and Treasurer, were not employed by the Company pursuant to employment contracts, with the exception of Mr. Payan. The base salary to which each executive officer was entitled to during the 2003 fiscal year, with the exception of Mr. Payan, was based upon the Company's goal of attracting and retaining qualified executives. Mr. Payan's base salary was based upon that agreed to in his employment contract (see also "Employment Contracts").

     During the year ended December 31, 2003, the following employee stock options were granted by the Compensation Committee to the Company's executive officers: Christopher G. Payan - 100,000; Myles S. Lewis - 100,000; Samuel Z. Herskowitz - 100,000, and Brian P. Alessi - 0.

     Although the Compensation Committee believes that the compensation paid to its executive officers is comparable to compensation paid by similar companies, it has not made any independent investigation.

     The Compensation Committee feels that actions taken regarding executive compensation are appropriate in view of each individual's, as well as the Company's, overall performance.


Principal Executive Officer Compensation for 2003

     Christopher G. Payan has served as the Company's Senior Vice President, Co-Chief Operating Officer and Chief Financial Officer since April 2002. The terms of Mr. Payan's employment by the Company are described in detail under "Employment Contracts."

     The Committee believes that the 2003 salary of Mr. Payan was reasonable in light of his leadership. The Committee believes that the 2003 compensation level for Mr. Payan reflected the Committee's confidence in him and the Company's desire to retain his talents. In this instance, the Committee sought to provide a total compensation package that is competitive with individuals who hold comparable positions or have similar qualifications in other similar organizations.


Dated: May 24, 2004
                                          Respectfully submitted:

                                          THE COMPENSATION COMMITTEE
                                          By:      Alan Cohen
                                                   Robert Cohen
                                                   Joel L. Gold

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is committed to establishing and maintaining high standards of corporate governance, ethics and business conduct. This means the Company conducts its business and manages its affairs in accordance with the spirit and letter of all applicable laws, regulations and public policies, and strives to implement best practices applicable to similarly situated companies.

     From time to time, the Company historically has, and hereafter may, transact business with certain of its directors, officers and significant shareholders, and with their respective affiliated companies. In addition, certain of the Company's directors are directors of, have significant economic interests in, and are engaged in businesses substantially similar to, the businesses engaged in by the Company.

     Recognizing that certain of our directors, officers and significant shareholders may have a direct or indirect financial or other interest in certain transactions involving the Company, and that they also may have an interest in certain corporate opportunities available to the Company, the Company has established policies and procedures, and intends to implement even more stringent policies and procedures to ensure that the terms of any such transactions with our directors, officers and significant stockholders are negotiated on behalf of the Company exclusively by our independent and disinterested directors, and that the terms of such transactions are at least as favorable to the Company as the terms which the Company otherwise could obtain in "arms-length" transactions with unaffiliated third parties. The Company also intends to adopt new policies and procedures to define, with specificity, those financial and business opportunities in which the Company has a legitimate right to and expectancy in, and which belongs to the Company, and to prohibit the taking by any director, officer, significant shareholder or key employee, for themselves or any of their affiliates, of any such corporate opportunity properly belonging to the Company or in which the Company may have a reasonable interest or expectancy.

     As discussed above, our proposed, newly constituted Audit Committee, to consist entirely of independent directors, will be charged with the current responsibilities of the Independent Committee, and the Independent Committee will be disbanded.

     The following sets forth the relationships of certain of the directors, officers and significant shareholders of the Company with third parties that are engaged in businesses that are similar to the businesses engaged in by the Company, as well as transactions involving the Company in the prior fiscal year in which a director, officer or significant shareholder of the Company, or a third party with whom such director is affiliated, had an interest.


Cohen's Fashion Optical

     Drs. Robert and Alan Cohen are officers and directors of Cohen Fashion Optical, Inc. ("CFO"), including its affiliate, Real Optical, LLC. ("REAL"). CFO, which has been in existence since 1978, owns a chain of company-operated and franchised retail optical stores doing business under the name "Cohen's Fashion Optical." As of March 24, 2003, CFO had 74 franchised stores and 6 company-owned stores (including one store operated by an affiliate of CFO under the name "Cohen's Optical"). In addition, CFO also licenses to retail optical stores the right to operate under the name "Cohen's Kids Optical" or "Ultimate Spectacle." As of March 26, 2004, there were two Ultimate Spectacle stores located in the State of New York; and REAL, as of such date, operated three stores (under the name "Cohen's Fashion Optical"), all of which were located in New York State. CFO and REAL stores are similar to the Company's retail optical stores. CFO has been offering franchises since 1979 and currently has retail optical stores in the States of Connecticut, Florida, New Hampshire, Massachusetts, New Jersey and New York. In the future, Cohen's Fashion Optical, Cohen's Kids Optical or Ultimate Spectacle stores may be located in additional states. As of March 26, 2004, approximately 15 CFO stores were located in the same shopping center or mall as, or in close proximity to, certain of the Company's retail optical stores. It is possible that one or more additional Cohen's Fashion Optical stores, Cohen's Kids Optical stores or Ultimate Spectacle stores may, in the future, be located near one or more of the Company's retail optical stores, thereby competing directly with such Company stores. In addition, the Company's stores and certain of CFO's stores jointly participate, as providers, under certain third party benefit plans obtained by either the Company or CFO, which arrangement is anticipated to continue in the future.

     In January 2002, the Company subleased from CFO, for a term of five years, a portion of the space then being leased by CFO in a building located at 100 Quentin Roosevelt Boulevard, Garden City, New York and, in connection therewith, relocated its principal executive offices to such premises. Occupancy costs are being allocated between the Company and CFO based upon the respective square footages being occupied. The Company believes that its rent with respect to such premises is equal to the fair market rental value of such space.

     On December 31, 2002, the Company refinanced certain past due amounts, owed to CFO, in an effort to improve its current cash flow position. As a result, the Company signed a 5-year, $200,000 promissory note, in favor of CFO, bearing interest at a rate of 10% per annum, and is payable in equal monthly installments of principal and interest.

     During the ordinary course of business, largely due to the fact that the entities occupy office space in the same building, and in an effort to obtain savings with respect to certain administrative costs, the Company and CFO will at times share in the costs of minor expenses. Management believes that these expenses have been appropriately accounted for herein.

General Vision Services

     In January 2001, General Vision Services, LLC ("GVS"), a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of their respective immediate families (collectively, the "Cohen Family"), acquired substantially all of the assets of General Vision Services, Inc. As of March 26, 2004, GVS operated approximately 24 retail optical stores, principally located in New Jersey and in the New York metropolitan area, which stores are similar to the retail optical stores operated and franchised by the Company. In addition, GVS solicits and administers third party benefit programs similar to those being administered by the Company. It is possible that a GVS store, or another retail optical store which provides third party benefit plans administered by GVS, may now or in the future be located near one or more of the Company's retail optical stores and may be competing directly with such store.

     Furthermore, the Company, CFO and GVS jointly participate in certain third party benefit plans, and certain of the Company's retail optical stores, CFO's stores and GVS' stores participate as providers under third party benefit plans obtained by either the Company, CFO or GVS and, in all likelihood, will continue to do so in the future.

     In June 2001, the Company subleased to GVS its retail optical store (and the furniture, fixtures and equipment located therein), located in Nyack, New York, at a rent per month equal to the rent and additional rent payable under the Master Lease for such store, less a monthly rental credit, until May 31, 2003, of $2,500. Pursuant to the terms of such sublease, the Company transferred and conveyed to GVS all of such store's furniture, fixtures and equipment from and after June 15, 2003. The Company continues to sublet this store to GVS, however the Company no longer provides a rent subsidy.

     Further, in April 2002, EVI sold to GVS, for the sum of $55,000, substantially all of the assets of one of its stores located in New York City, together with all of the capital stock of its wholly-owned subsidiary, Sterling Vision of 125th Street, Inc., which is the tenant under the Master Lease for such store.

     During 2003, 2002 and 2001, the Company purchased from City Lens, Inc. ("City Lens"), an ophthalmic lens laboratory owned by GVS, ophthalmic lenses and certain lens refinishing services for its Company-owned stores. For the years ended December 31, 2003, 2002 and 2001, the total cost of such lenses and services purchased from City Lens was approximately $26,000, $228,000 and $243,000, respectively. The Company believes that the cost of such lenses and services were as favorable to the Company as those which could have been obtained from an unrelated third party.


Vision World

     In October 2003, Vision World, LLC, a Delaware limited liability company located in New York City and beneficially owned, in principal part, by Drs. Robert and Alan Cohen and certain members of the Cohen Family, acquired substantially all of the assets of Eyeglass Services Industries, Inc.'s third party administration business. Vision World solicits and administers third party benefit programs similar to those being administered by the Company. It is possible that a Vision World store, or another retail optical store which provides third party benefit plans administered by Vision World, may now or in the future be located near one or more of the Company's retail optical stores and may be competing directly with such store.

Additional Agreements and Transactions Between the Company and the Cohen Family

     On December 6, 2001,  the Company  borrowed  from  Broadway  Partners,  LLC
("Broadway"), a New York partnership owned by certain of Dr. Robert and Alan Cohen's children, the sum of $300,000, which loan, together with interest thereon, calculated at 1% above the prime rate of interest, was repaid to Broadway, in full, on January 23, 2002.

     On July 23, 2002, the Board authorized the Company to borrow $300,000 from Dr. Robert Cohen. The loan was payable on August 10, 2002, together with interest in an amount equal to 1% of the principal amount of such loan. The Company repaid this loan, in full, on August 8, 2002.

     On April 4, 2003, the Board authorized the Company to borrow $100,000 from Dr. Robert Cohen. The loan was payable immediately after the closing of the Company's Rights Offering, together with interest in an amount equal to 1% of the principal amount of such loan. The Company repaid this loan, in full, on April 22, 2003, with a portion of the proceeds from the Rights Offering.

Newtek Business Services

     Christopher G. Payan, one of the Company's Chief Operating Officers and directors, serves on the board of directors of Newtek Business Services, Inc. ("NBSI"), a company that provides various financial services to both small and mid-sized businesses. The Company utilizes the bank and non-bank card processing services of one of NBSI's affiliated companies. During the year ended December 31, 2003, the Company paid approximately $23,000 to such affiliate for such services provided. The Company believes that the cost of such services was as favorable to the Company as those that could have been obtained from an unrelated third party.

Horizons Investors Corp. and Matters Relating to Benito R. Fernandez

     On December 3, 2001 and December 20, 2001, the Company borrowed from Horizons the sums of $150,000 and $300,000, respectively, each of which loans, together with interest thereon, calculated at 1% above the prime rate, were repaid by the Company, in full, on January 23, 2002.

     On January 23, 2002, the Company and Horizons entered into a series of agreements pursuant to which Horizons established, in favor of the Company, a credit facility, in the maximum amount of $1,000,000 and, in connection therewith, the Company obtained from Horizons advances thereunder, totaling $450,000. In connection with the closing of the Company's Rights Offering, the Company repaid these amounts, in full, on April 22, 2003.

     In connection with the above financing arrangements, EVI issued, to Horizons, five-year warrants to purchase up to 2,500,000 shares of EVI's Common Stock at an exercise price of $0.01 per share. Horizons exercised 2,000,000, 250,000 and 250,000 of such warrants on May 1, 2002, July 22, 2002 and October 22, 2002, respectively.


Transactions Among the Company, Horizons Investors Corp. and the Cohen Family

     On December 31, 2003, the Company entered into agreements, with each of Horizons and certain of the members of the Cohen Family (collectively, the "Subject Shareholders"), pursuant to which the Company and each of the Subject Shareholders agreed to, and effectuated, (a) the rescission, ab initio, of the exercise, by the Subject Shareholders, of 13,000,000 of the over-subscription rights of the Subject Shareholders (and, accordingly, of the issuance, to such Subject Shareholders, of the units associated therewith) granted to them in the

Rights Offering, and (b) the rescission, surrender and cancellation of all of the remaining warrants (33,210,028 in the aggregate) that were acquired by the Subject Shareholders in the Rights Offering (collectively, the "Rescission Transactions"). In connection with the Rescission Transactions, the Company agreed to repay each Subject Shareholder the original subscription amount of $0.04 (previously paid by each Subject Shareholder) for each of the rescinded units (together with interest at a rate of 6% per annum from the date of the original acquisition thereof), which, in the aggregate for all of the Subject Shareholders, totaled $520,000. This sum (plus interest) is payable, by the Company, on or before April 14, 2007, pursuant to a series of promissory notes issued to the Subject Shareholders.

     Recognizing that the Subject Shareholders suffered certain damages in connection with the Rescission Transactions, on December 31, 2003, (i) the Company and the Shareholders entered into settlement agreements with each of the Subject Shareholders, pursuant to which the Subject Shareholders released any and all claims that they may have had against the Company as a result of the consummation of the Rescission Transactions, and (ii) the Company, in consideration for such releases, granted to the Subject Shareholders, in the aggregate, new warrants to purchase 59,210,028 shares of the Company's common stock. The exercise prices of the new warrants issued to each of the Subject
Shareholders ranged from $0.0465 to $0.0489. These exercise prices were calculated with the intention of allowing the Subject Shareholders to purchase equity of the Company on substantially the same economic terms that they would have been originally entitled pursuant to the Rights Offering, but for the Rescission Transactions. The new warrants are not exercisable until April 15, 2006, and expire on April 14, 2008.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     On April 29, 2002, the members of the Company's Audit Committee recommended to the Board that it discontinue the future retention of Arthur Andersen, LLP ("Andersen") as the Company's principal accountants and, on June 18, 2002, the Company formally dismissed Andersen as its independent public accountants. In connection with the audit of the fiscal year ended December 31, 2001, the Andersen report did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2001, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of such firm, would have caused it to make reference to the subject matter of the disagreement as part of its report.

     On August 5, 2002, the Audit Committee recommended to the Board that it select Miller, Ellin & Company LLP ("Miller Ellin") as its new independent public accountants, which recommendation was accepted and unanimously passed by the Board and, on August 7, 2002, the Company engaged Miller Ellin as its new independent public accountants.

     A representative of Miller Ellin will not be present at the Annual Meeting.

     The following is a summary of the fees billed to us by Miller, Ellin & Company LLP for professional services rendered for the years ended December 31, 2003 and 2002:


Fee Category                      2003                        2002
------------                      ----                        ----

Audit fees (1)                 $  92,500                   $ 160,468
Audit-related fees                     -                           -
Tax fees (2)                           -                      45,000
All other fees                     9,532                           -
                               ----------                  ----------
     Total fees                $ 102,032                   $ 205,468
                               ==========                  ==========

     (1) Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the years ended December 31, 2003 and 2002.

     (2) Tax fees consist of aggregate fees billed for professional services rendered for the preparation of our consolidated federal and state tax returns that are normally provided by the independent auditors in connection with IRS regulations for the years ended December 31, 2003 and 2002.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The  Audit  Committee   assists  the  Board  in  fulfilling  its  oversight
responsibilities to the Company's shareholders relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. The primary responsibility for the Company's financial reporting lies with senior management. The Company's independent accountants, Miller, Ellin & Company, LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles for the United States.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent accountants. The Audit Committee operates under a written charter adopted by the Board.

     In this context, the Audit Committee has reviewed and discussed with management the Company's audited financial statements. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

     The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants the independent accountants' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.


                                            Respectfully submitted:

                                            THE AUDIT COMMITTEE
                                            By:  Joel L. Gold
                                                 Alan Cohen
                                                 Robert Cohen
May 24, 2004

                                     GENERAL

Other Matters

     Except as discussed in the immediately succeeding paragraph, the Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form, will be voted as the persons named therein may determine, in their discretion.

     On May 4, 2004, the Company received a request, from Mr. Benito R. Fernandez, a current director of the Company and the President of Horizons Investors Corp. ("Horizons"), the holder, as at May 25, 2004, of approximately 34.1% of the outstanding common stock of the Company, to be provided with "a current list of the names and addresses of all stockholders and their respective number of shares in" the Company. Thereafter, by letters, each dated May 21, 2004, Mr. Fernandez (purportedly on behalf of himself, as a director of the Company, and on behalf of Horizons, as a shareholder of the Company), among other things, (i) advised the Board that he intended to nominate six individuals for election to the Board at the Annual Meeting, which individuals do not include any of the six individuals recommended herein by the Board for election as directors of the Company at the Annual Meeting; and (ii) demanded complete records or lists (in, among other formats, magnetic computer tape) of holders of the shares of the common stock (the "Shares") of the Company, identifying the name, address and phone number of each such holder, and the number of Shares registered in the name of each such holder, the identity and share positions of beneficial (or "street name") holders of Shares (including non-objecting beneficial owners), and the number and identity of the actual beneficial owners of Shares, in each case as of the most recent date available and in the Company's possession or control, or in the possession of its transfer agent, or which can reasonably be obtained from nominees of any central certificate depository system, together with any such information which modifies or updates any of the foregoing and that is from time to time, in the Company's possession or control, or in the possession of its transfer agent, or which can reasonably be obtained from nominees of any central certificate depository system, from the date of such records or lists to the date of the Annual Meeting. The Company's ultimate response to Mr. Fernandez's letters, with respect to the request described in item (ii) above, was to inform Mr. Fernandez that the Company would provide such information to him, as and when such information came into its possession, notwithstanding the Company's belief that such request is not in compliance with applicable law.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Report on Form 10-Q for the three months ended March 31, 2004, are being mailed to shareholders together with this Proxy Statement.

Solicitation of Proxies

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. The Company has engaged the firm of Georgeson Shareholder Communications Inc., as its proxy solicitor, at a fee estimated to be $15,000, plus reimbursement of out-of-pocket expenses. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefor) may solicit the return of proxies by telephone, telegram or personal contact. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Capital Stock held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Voting Shares who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person, is urged to complete, date and sign the enclosed Proxy and return it promptly in the enclosed return and envelope.

Shareholder Proposals

     If any shareholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Shareholders and desires to have such proposal included in the Proxy Statement and form of Proxy distributed by the Board with respect to such meeting, such proposal must be received at the Company's principal executive offices, 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530, Attention: General Counsel, by no later than December 15, 2004.


                                     By Order of the Executive Committee


                                     By: /s/Christopher G. Payan
                                        ------------------------------
                                         Christopher G. Payan,
                                         Secretary


May 24, 2004

                                                                         Annex A

                              Emerging Vision, Inc.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.   PURPOSE

     The primary function of the Audit Committee is to represent the Board of Directors in fulfilling its oversight responsibilities by:

     1. Reviewing the financial reports and other financial related information released by the Company to the public or, in certain circumstances, governmental bodies;

     2. Reviewing the Company's system of internal controls regarding finance, accounting, business conduct and ethics and legal compliance that management and the Board have established;

     3. Reviewing the Company's accounting and financial reporting processes;

     4. Reviewing and appraising with management the performance of the Company's independent auditors; and

     5. Providing an open avenue of communication between the independent auditors and the Board of Directors.


II.  COMPOSITION

     On or before June 14, 2001, the Audit Committee shall be comprised of three independent directors. Whether a director is "independent" shall be determined in accordance with the requirements of The Nasdaq Stock Market or, if the Company's Common Stock is listed on a different exchange, the requirements of such exchange.

     The members of the Committee shall be elected or reappointed by the Board annually for a one year term. The Board shall appoint a Chairperson of the Committee.


III. MEETINGS

     The Committee will meet at least two times annually and be available to meet more frequently as circumstances dictate. Scheduled meetings of the Audit Committee are: (a) to review and approve the scope of the annual audit to be performed by the Company's independent auditors; and (b) to review and discuss the results of the audit and the Company's Annual Reports on Form 10-K, prior to its filing. In addition, the Committee Chairperson should meet with the independent auditors and senior management periodically to review the Company's financial statements, Quarterly Report: on Form 10-Q and other relevant interim reports before release and/or filing. Incidental to any of these regularly scheduled meetings, the Committee should meet, if necessary, with management and the independent auditors in separate executive sessions to discuss any matters that the Committee and each of these groups believe should be discussed privately.


IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

     Documents/Reports Review

     1. Review and update this charter periodically, at least annually, as conditions dictate.

     2. Review the Company's annual financial statements and other reports and financial and related information submitted to any government body, or to the public, including any certification, report, opinion or review rendered by the Company's independent auditors.

     3. Review with financial management and the independent auditors each quarterly earnings release and Form 10-Q prior to its filing. The Chairperson of the Committee may represent the entire Committee for purposes of this review.


     Independent Auditors

     4. Review with management and recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Committee will review and discuss with the auditors all significant relationships (including non-audit services proposed or performed) the auditors have with the Company to determine the auditors' independence.

     5. Review the performance of the independent auditors, and approve any proposed discharge of the independent auditors as circumstances warrant.

     6. Annually consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.


     Financial Reporting Process

     7. Review with the Company's independent auditors the recommendations included in their management letter, if any, and their informal observations regarding the adequacy of overall financial and accounting procedures of the Company, on the basis of this review, make recommendations to senior management for any changes that seem appropriate.

     8. In consultation with the independent auditors, review the integrity of the Company's financial reporting process, both internal and external.

     9. Review and consider the independent auditors' judgements about the appropriateness of the Company's accounting principles as applied in its financial reporting.

     10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices, all as suggested by the independent auditors or by management.


     Process Improvement:

     11. Establish regular reporting to the Audit Committee by management and the independent auditors regarding any significant judgements made, or to be made, in management's preparation of the financial statements and the view of each as to the appropriateness of such judgements.

     12. Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     13.  Review  any  significant   disagreement   among   management  and  the
independent auditors in connection with the preparation of the financial statements.

     14. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to the implementation of changes or improvements, as decided by the Committee.)


     Ethical and Legal Compliance

     15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this code.

     16. Review management's monitoring of the Company's compliance with its Code of Ethical Conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and to the public satisfy legal requirements.

     17. Review, with the Company's counsel, legal compliance matters, including corporate securities trading policies.

     18. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     19. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


     Minutes of Meetings

     20. The Audit Committee shall prepare the minutes of each Meeting, distribute copies to all members of the Audit Committee and provide periodic summary reports to the Board of Directors. The permanent file of the Minutes will be maintained by the Secretary of the Company.

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            OF EMERGING VISION, INC.

             ANNUAL MEETING OF SHAREHOLDERS: TUESDAY, JUNE 22, 2004


     The undersigned shareholder of Emerging Vision, Inc., a New York corporation (the "Company"), hereby appoints Mr. Christopher G. Payan and Mr. Samuel Z. Herskowitz, or either of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Capital Stock of Emerging Vision, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Greenberg Traurig, LLP, 885 Third Avenue, 21st Floor, New York, New York 10022, at 11:00 a.m. (local time), on Tuesday, June 22, 2004, or any adjournment, adjournments, postponements or continuations thereof, in accordance with the instructions on the reverse side hereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each of the nominees listed in Proposal No. 1. The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.







                              FOLD AND DETACH HERE

The Board of Directors recommends a vote "FOR" Item 1.



ITEM 1 - ELECTION OF CLASS I (FOR A TERM EXPIRING IN 2005) AND CLASS II (FOR A TERM EXPIRING IN 2006) DIRECTORS:


[ ] FOR all nominees listed below (except as marked to the contrary as instructed below).

[ ] WITHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)


                           ALAN COHEN (Class I Director)

                           HARVEY ROSS (Class I Director)

                           SEYMOUR G. SIEGEL (Class I Director)

                           ROBERT COHEN (Class II Director)

                           JOEL L. GOLD (Class II Director)

                           CHRISTOPHER G. PAYAN (Class II Director)



The proxies are authorized to vote as they may determine, in their discretion, upon such other business as may properly come before the Meeting.



Signature:                     Signature:                   Date:
          -------------------            -----------------       ------------

     Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.




                              FOLD AND DETACH HERE